Exhibit 99.1

This Statement on Form 3 is filed jointly by Lead Edge SPAC Management, LLC, Lead Edge Capital V, LP and Lead Edge Capital Partners V LLC. The principal business address of each of these reporting persons is 96 Spring St., 5th Floor, New York, New York 10012

Name of Designated Filer: Lead Edge SPAC Management, LLC

Date of Event Requiring Statement: March 22, 2021

Issuer Name and Ticker or Trading Symbol: Lead Edge Growth Opportunities, Ltd (Nasdaq: LEGA)

LEAD EDGE SPAC MANAGEMENT, LLC

By:	/s/ Mitchell Green
Name:	Mitchell Green
Title:	Chief Executive Officer

LEAD EDGE CAPITAL V, LP

By:	/s/ Mitchell Green
Name:	Mitchell Green
Title:	Authorized Signatory

LEAD EDGE CAPITAL PARTNERS V, LLC

By:	/s/ Mitchell Green
Name:	Mitchell Green
Title:	Authorized Signatory